Exhibit 32.1

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned officers of Univision Communications Inc. (the “Company”), pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, to their knowledge:

(i) The annual report on Form 10-K for the year ended December 31, 2008 of the Company, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 30, 2009	/s/ JOSEPH UVA
Joseph Uva
Chief Executive Officer

Dated: March 30, 2009	/s/ ANDREW W. HOBSON
Andrew W. Hobson
Chief Financial Officer